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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF CONTEL CELLULAR INC.

CORPORATE SUBSIDIARIES

Contel Cellular Holding, Inc., a Washington corporation
Contel Cellular International, Inc., a Delaware corporation
Contel Cellular of Alabama, Inc., an Alabama corporation d/b/a Cellular One Contel Cellular of Birmingham, Inc., a Washington corporation d/b/a Cellular One Contel Cellular of California, Inc., a California corporation
Contel Cellular of Chattanooga, Inc., a Washington corporation d/b/a Cellular
        One
Contel Cellular of Chattanooga II, Inc., a Washington corporation d/b/a Cellular
        One
Contel Cellular of Chautauqua, Inc., a Delaware corporation
Contel Cellular of Davenport, Inc., an Iowa corporation
Contel Cellular of Gadsden, Inc., an Alabama corporation d/b/a Cellular One Contel Cellular of Huntsville, Inc., a Delaware corporation
Contel Cellular of Illinois, Inc., an Illinois corporation
Contel Cellular of Illinois Funding, Inc., a Delaware corporation
Contel Cellular of Indiana, Inc., an Indiana corporation
Contel Cellular of Knoxville, Inc., a Washington corporation d/b/a Cellular One Contel Cellular of Kentucky, Inc., a Washington corporation d/b/a Cellular One Contel Cellular of Kentucky B, Inc., a Delaware corporation
Contel Cellular of Memphis, Inc., a Washington corporation d/b/a Cellular One Contel Cellular of Memphis II, Inc., a Washington corporation d/b/a Cellular One Contel Cellular of Nashville, Inc., a Washington corporation d/b/a Cellular One Contel Cellular of New York, Inc., a New York corporation
Contel Cellular of New Hampshire RSA, Inc., a New Hampshire corporation
Contel Cellular of Richmond, Inc., a Virginia corporation
Contel Cellular of Tennessee, Inc., a Virginia corporation d/b/a Cellular One Contel Cellular of the South, Inc., an Alabama corporation
Contel Cellular of the Southwest, Inc., a Texas corporation
Cumberland Cellular Telephone Company, Inc., a South Carolina corporation d/b/a
        Cellular One
Florence Cellular Telephone Company, Inc., a Delaware corporation d/b/a Cellular
        One
Movitel, a Mexico corporation

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PARTNERSHIP SUBSIDIARIES -- CONTROLLED:

Alabama 1 -- Franklin RSA Partnership, an Alabama g.p. Binghamton MSA Limited Partnership, a New York l.p. California RSA No. 4 Limited Partnership, a California l.p. Chattanooga Cellular Telephone Company, a Tennessee g.p.
     d/b/a Cellular One
Evansville MSA Limited Partnership, an Indiana l.p.
Fresno MSA Limited Partnership, a California l.p.
Gadsden Celltelco Partnership, an Alabama g.p.
     d/b/a Cellular One
Illinois RSA 1 Limited Partnership, an Illinois l.p.
Iowa RSA No. 4 Limited Partnership, a Delaware l.p.
Iowa RSA 5 Limited Partnership, a Delaware l.p.
Kentucky RSA No. 1 Partnership, a Delaware g.p.
Knoxville Cellular Telephone Company, a Tennessee g.p.
     d/b/a Cellular One
Memphis Cellular Telephone Company, a Tennessee g.p.
     d/b/a Cellular One
New Mexico RSA 3 Limited Partnership, a Delaware l.p.
New Mexico RSA No. 5 Limited Partnership, a Delaware l.p.
New Mexico RSA 6-I Partnership, a New Mexico g.p.
New York RSA No. 3 Cellular Partnership, a New York g.p. Pennsylvania 3 Section 2 Limited Partnership, a Delaware l.p. Pennsylvania 4 Section 2 Limited Partnership, a Delaware l.p. Roanoke MSA Limited Partnership, a Virginia l.p.
Roanoke MSA Retail Limited Partnership, a Virginia l.p. Rockford MSA Limited Partnership, an Illinois l.p.
Southern Indiana RSA Limited Partnership, an Indiana l.p. Texas RSA 10B3 Limited Partnership, a Delaware l.p. Tuscaloosa Cellular Partnership, an Alabama g.p.
     d/b/a Cellular One
Virginia Cellular Limited Partnership, a Virginia l.p. Virginia Cellular Retail Limited Partnership, a Virginia l.p. Virginia RSA 3 Limited Partnership, a Virginia l.p.
Virginia RSA 4 Limited Partnership, a Virginia l.p.
Virginia RSA 5 Limited Partnership, a Virginia l.p.
Virginia RSA 5 Retail Limited Partnership, a Virginia l.p. Virginia Cellular Limited Partnership, a Virginia l.p. Virginia Cellular Retail Limited Partnership, a Virginia l.p.

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PARTNERSHIP SUBSIDIARIES -- NON CONTROLLED:

Albucell Limited Partnership, a Delaware l.p.
California RSA No. 3 Limited Partnership, a California l.p.
Cel-One Cellular Limited Partnership, a California l.p.
GTE Mobilnet of Austin Limited Partnership, a Delaware l.p.
GTE Mobilnet of California Limited Partnership, a Delaware l.p.
GTE Mobilnet of Santa Barbara Limited Partnership, a Delaware l.p. GTE Mobilnet of South Texas Limited Partnership, a Delaware l.p. Illinois Independent RSA No. 3 General Partnership, an Illinois g.p. Illinois Valley Cellular RSA 2-I Partnership, an Illinois g.p. Jacksonville MSA Limited Partnership, a Delaware l.p.
Los Angeles SMSA Limited Partnership, a California l.p.
Minneapolis SMSA Limited Partnership, a Delaware l.p.
New Mexico RSA 1 -- San Juan Limited Partnership, a Delaware l.p. New Mexico RSA 6-II Partnership, a New Mexico g.p. Oxnard-Ventura-Simi Limited Partnership, a California l.p. Sacramento Valley Limited Partnership, a California l.p.
San Antonio SMSA Limited Partnership, a Delaware l.p.
Southern Illinois RSA Partnership, an Illinois g.p.
Virginia RSA 6 Cellular Limited Partnership, Virginia l.p.
Virginia RSA 6 Resale Limited Partnership, a Virginia l.p.
Virginia RSA 10 Limited Partnership, a Virginia l.p.
Virginia RSA 10 Resale Limited Partnership, a Virginia l.p. Washington D.C. SMSA Limited Partnership, a Virginia l.p.

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